UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2005

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 11, 2005, the Board of Directors of Acusphere, Inc. declared a quarterly cash dividend in the amount of $0.8756 per share on its 6.5% convertible exchangeable preferred stock (the “Preferred Stock”), in accordance with the terms thereof.

In February 2005, Acusphere issued 900,000 shares of its Preferred Stock in a public offering registered with the Securities and Exchange Commission.  As of May 11, 2005, all of these shares remain outstanding. The dividend on the Preferred Stock will be paid on June 1, 2005 to the holders of record as of the close of business on May 16, 2005.

This is the first quarterly dividend payment to be paid on the Preferred Stock.  In accordance with the terms of the Preferred Stock, this initial dividend payment was calculated using the annual rate of $3.25 per share on the basis of a 360-day year consisting of twelve 30-day months, rounded down to the nearest one one-hundredth (1/100) of one cent.

Item 9.01               Financial Statements and Exhibits.

None

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: May 12, 2005	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief
Financial Officer